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                                                                    EXHIBIT 23.7


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors of
New York Bankcorp Inc.:

        We consent to the incorporation by reference in the registration statement on Form S-4 of North Fork Bancorporation, Inc. of our report dated October 29, 1996, related to the consolidated statements of financial condition of New York Bankcorp Inc. as of September 30, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 1996, which report is included in the 1996 Annual Report to Shareholders of New York Bancorp Inc. and has been incorporated by reference in the September 30, 1996 Annual Report on Form 10-K of New York Bancorp Inc., and to the reference to our firm under the heading "Experts" in the registration statement.


                                        /s/ KPMG Peat Marwick LLP
                                        ------------------------------------
                                            KPMG Peat Marwick LLP

Jericho, New York
November 6, 1997